Exhibit 3.1

PIEDMONT OFFICE REALTY TRUST, INC.

ARTICLES OF AMENDMENT

Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Pursuant to Section 2-602(b)(8) of the Maryland General Corporation Law (the “MGCL”), the charter of the Company (the “Charter”) is hereby amended to provide that, immediately upon the acceptance for record of these Articles of Amendment by the SDAT (the “Effective Time”), each Common Share (as defined in the Charter) which was issued and outstanding immediately prior to the Effective Time shall be changed into 1/12th of a share of Class A Common Stock, 1/12th of a share of Class B-1 Common Stock, 1/12th of a share of Class B-2 Common Stock and 1/12th of a share of Class B-3 Common Stock, the Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock having the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth in the Charter upon the Effective Time.

SECOND: The charter of the Company is hereby further amended by adding the following paragraphs to Section 7.2 of Article VII:

(vi) CLASSIFICATION. 600,000,000 Common Shares shall be classified as Class A Common Stock (the “Class A Common Stock”), 50,000,000 Common Shares shall be classified as Class B-1 Common Stock (the “Class B-1 Common Stock”), 50,000,000 Common Shares shall be classified as Class B-2 Common Stock (the “Class B-2 Common Stock”) and 50,000,000 Common Shares shall be classified as Class B-3 Common Stock (the “Class B-3 Common Stock” and, together with the Class B-1 Common Stock and the Class B-2 Common Stock, the “Class B Common Stock”).

(vii) CONVERSION. The Class A Common Stock is not convertible into or exchangeable for any other property or securities of the Company. Each issued and outstanding share of Class B Common Stock shall, automatically and without any action on the part of the holder thereof, convert into one (1) share of Class A Common Stock as follows: (a) one hundred eighty (180) days following the date of the listing of the Class A Common Stock of the Company on a national securities exchange or over-the-counter market (the “Listing Date”), in the case of the Class B-1 Common Stock; (b) two hundred seventy (270) days following the Listing Date, in the case of the Class B-2 Common Stock; and (c) on January 30, 2011, in the case of the Class B-3 Common Stock; provided, however, that each issued and outstanding share of Class B Common Stock shall, automatically and without any action on the part of the holder thereof, convert into one (1) share of Class A Common Stock on January 30, 2011.

(viii) GENERAL. Except as set forth in the immediately preceding subparagraph, the Class A Common Stock and Class B Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption.

THIRD: Upon any restatement of the Charter, including any restatement that also includes amendments as permitted by Section 2-609(b) of the MGCL, the provisions set forth in paragraphs SECOND and THIRD above shall become part of the restated or amended and restated Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections thereof.

FOURTH: The amendments to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Company entitled to vote thereon as required by law.

FIFTH: The total number of shares of stock which the Company had authority to issue immediately prior to the foregoing amendments to the Charter was 1,000,000,000, consisting of 750,000,000 Common Shares, all of one class, 100,000,000 Preferred Shares (as defined in the Charter) and 150,000,000 Shares-in-Trust (as defined in the Charter). The aggregate par value of all shares of stock having par value was $7,500,000.

SIXTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendments to the Charter is 1,000,000,000, consisting of 750,000,000 Common Shares, of which 600,000,000 are classified as Class A Common Stock, 50,000,000 are classified as Class B-1 Common Stock, 50,000,000 are classified as Class B-2 Common Stock and 50,000,000 are classified as Class B-3 Common Stock, and 100,000,000 Preferred Shares and 150,000,000 Shares-in-Trust. The aggregate par value of all shares of stock having par value was $7,500,000.

SEVENTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 21st day of January, 2010.

ATTEST:		PIEDMONT OFFICE REALTY TRUST, INC.

/s/ Robert E. Bowers		By:	/s/ Donald A. Miller CFA (SEAL)
Name:	Robert E. Bowers	Name:	Donald A. Miller
Title:	Secretary	Title:	President